Industry Canada | Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

SCORPIO MINING CORPORATION | 342374-3

Name of corporation-Dénomination de la société | Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

☐ a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; / a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

☐ b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; / b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

☑ c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; / c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

☐ d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization; / d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

June 11, 2008 / le 11 juin 2008
Date of Amendment - Date de modification

Canada

Industry Canada Industrie Canada

Canada Business Corporations Act Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
SCORPIO MINING CORPORATION	342374-3

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Item 7 - Other Provisions, of the Corporation's Articles is amended as follows:

The directors may, between annual meetings of the shareholders of the Corporation appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders of the Corporation, but the number of additional directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of the shareholders of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.

Date	Name - Nom	Signature	Capacity of - en qualité
2008-06-11	JANET HORBULYK		AUTHORIZED OFFICER

Canada